Exhibit 99.8

NORTHERN DISTRICT OF TEXAS
ENTERED
TAWANA C. MARSHALL, CLERK
THE DATE OF ENTRY IS
ON THE COURT’S DOCKET

The following constitutes the ruling of the court and has the force and effect therein described.

Signed May 1, 2009	/s/ Harlin DeWayne Hale
United States Bankruptcy Judge

IN THE UNITED STATES BANKRUPTCY COURT
FOR THE NORTHERN DISTRICT OF TEXAS
DALLAS DIVISION

In re:	§
§
ESPRE SOLUTIONS, INC.,	§	Case No. 09-30572-HDH-11
§
Debtor.	§

FINDINGS OF FACT AND CONCLUSIONS OF LAW
REGARDING CONFIRMATION OF
SECOND AMENDED PLAN OF REORGANIZATION, AS MODIFIED

Came on to be considered this 29th day of April, 2009, the Confirmation Hearing with regard to the Second Amended Plan of Reorganization [Docket No. 75], filed by Espre Solutions, Inc. (“Debtor”) on March 26, 2009, as modified by the Modifications to Debtor's Second Amended Plan of Reorganization [Docket No. 91] filed on April 16, 2009, the Second Modification to Debtor's Second Amended Plan of Reorganization [Docket No. 101] filed on April 22, 2009, and the Third Modification to Debtor's Second Amended Plan of Reorganization [Docket No. 112] filed on April 24, 2009 (collectively the “Plan Modifications”), and approved by this Court such that the Second Amended Plan of Reorganization includes and incorporates the Plan Modifications (collectively the “Final Plan”).  The following Findings of Fact and Conclusions of Law are entered pursuant to Federal Rules of Bankruptcy Procedure 9052 and 9014 in support of the Confirmation of the Final Plan.  Such findings may be characterized as conclusions or conclusions as findings, where appropriate.

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FINDINGS OF FACT

1.             Due and Sufficient Notice.  Notice of the Confirmation Hearing was appropriate and complied in all respects with Bankruptcy Rule 2002(b).

2.             Plan Compliance - Bankruptcy Code Section 1129(a)(1).  The Final Plan complies with the applicable provisions of the Bankruptcy Code and Bankruptcy Rules.

3.             Proponent Compliance - Bankruptcy Code Section 1129(a)(2).  The Debtor has complied with the applicable provisions of the Bankruptcy Code.

4.             Good Faith - Bankruptcy Code Section 1129(a)(3).  The Final Plan has been proposed in good faith under Section 1129(a)(3) by the Debtor and not by any means forbidden by law and the Debtor is entitled to the protections of Section 1125 (e).

5.             Payments - Bankruptcy Code Section 1129(a)(4).  Payments made or to be made by the Debtor for services or for costs and expenses in or in connection with the Plan or case have been approved by or are subject to the approval of this Court.

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6.            Disclosures - Bankruptcy Code Section 1129(a)(5).  The Debtor has disclosed identities and affiliations of all persons to act hereinafter as officers or directors of the Debtor or who have any capacity relative to the Litigation Fund.

7.            No Rate Change Jurisdiction - Bankruptcy Code Section 1129(a)(6).  No governmentally regulated rates are involved in these cases.

8.            Best Interests of Creditors - Bankruptcy Code Section 1129(a)(7).  With respect to the impaired classes of claims or interests, each holder of a claim or interest of such classes has accepted the Final Plan or will receive or retain under the Final Plan on account of such claim or interest property of a value, as of the Effective Date of the Plan, that is not less than the amount that such holder would receive or retain if the Debtor was liquidated under Chapter 7 of the Bankruptcy Code on such date.

9.             Acceptance of the Plan - Bankruptcy Code Section 1129(a)(8).  The following classes of impaired claims have voted to accept the Final Plan:

a.	Classes 2, 4, 5 and 8.
b.	Classes 1, 3 and 7 are unimpaired and are deemed to accept the Final Plan.
c.	Class 6 is deemed to reject the Final Plan

10.           Priority Claims - Bankruptcy Code Section 1129(a)(9).  Claims entitled to priority under 11 U.S.C. § 507(a)(1)-(7) will be paid in accordance with Bankruptcy Code or as per the provisions of the Final Plan.

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11.           Class Acceptance - Bankruptcy Code Section 1129(a)(10).  At least one class of claims that is impaired under the Plan has accepted the Plan, determined without including any acceptance of the Final Plan by any insider.

12.           Feasibility - Bankruptcy Code Section 1129(a)(11).  The Debtor’s Plan is feasible and the confirmation of the Final Plan is not likely to be followed by the liquidation, or need for further financial reorganization of the Debtor except where liquidation is required by the Final Plan.

13.           Fees - Bankruptcy Code Section 1129(a)(12).  All fees payable under 28 U.S.C. § 1930 have been paid or the Final Plan provided for the payment of such fees on the Plan Closing Date.

14.           Retiree Benefits - Bankruptcy Code Section 1129(a)(13).  There are no retiree benefits involved in this case.

15.           Non Applicability - Bankruptcy Code Section 1129(a)(14), (15).  Neither Section 1129(a)(14) or (15) are applicable to the Debtor.

16.           Transfer of Property - Bankruptcy Code Section 1129(a)(16).  Any transfer required under the Final Plan meets the requirements of Section 1129(a)(16).

17.           The Debtor has shown that the rejection of the executory contracts and unexpired leases set forth in the Final Plan, including the modifications to the rejection rights as set forth in Section 6.05 of the Final Plan were made in accordance with the sound exercise of the Debtor=s business judgment.

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CONCLUSIONS OF LAW

18.           The Court has jurisdiction over this matter as a core proceeding pursuant to 28 U.S.C. § 157 (b)(2)(A)-(L), and (O).

19.           The Final Plan complies with all of the applicable provisions of Title 11 of the United States Bankruptcy Code.

20.           The Debtor has complied with the applicable provisions of the Bankruptcy Code in proposing the Final Plan.

21.           These findings and conclusions supplement those made by the Court on the record at the conclusion of the confirmation hearing..

# # # End of Order # # #

SUBMITTED BY:

E. P. Keiffer (SBN 11181700)
WRIGHT GINSBERG BRUSILOW P.C.
1401 Elm Street, Suite 4750
Dallas, TX 75202
(214) 651-6500
(214) 744-2615 fax
pkeiffer@wgblawfirm.com

ATTORNEYS FOR THE DEBTOR

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